UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: April 25, 2019
(Date of earliest event reported)

Avanos Medical, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36440	46-4987888
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5405 Windward Parkway Suite 100 South Alpharetta, Georgia		30004
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (678) 425-9273

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 25, 2019, the Board of Directors of Avanos Medical, Inc. (the “Company”, “we”, “us” or “our”) appointed Warren J. Machan, age 53, to serve as our Interim Chief Financial Officer, effective May 8, 2019, with responsibility for the Company’s global finance, accounting, and business services groups, including IT. Mr. Machan will, on an interim basis, succeed Mr. Steven Voskuil, who, as previously disclosed, notified the Company of his resignation, also effective May 8, 2019. The Company has already commenced a search for a new, permanent Chief Financial Officer. While Mr. Machan is the Interim Chief Financial Officer, he will also retain his previous title and responsibilities as Senior Vice President - Business Strategy, a position he has held since we spun-off from Kimberly-Clark Corporation on October 31, 2014.
Prior to joining the Company, Mr. Machan was an employee of Kimberly-Clark for more than 25 years, primarily in finance roles. He served as Senior Director of Strategy for their Health Care business from January 2012 until our spin-off in October 2014. Before that, he served as Senior Director of Finance for their Health Care business from 2008 to 2012.  Mr. Machan served as Director of Finance and Strategic Planning for the Kimberly-Clark International business from 2004 to 2008.  While spending the majority of time in Kimberly-Clark’s Health Care business, Mr. Machan also held roles in sales, marketing and finance for the Kimberly-Clark Professional, Personal Care and Family Care businesses.
In connection with his appointment as the Company’s Interim Chief Financial Officer, the Compensation Committee of the Company’s Board of Directors has approved incremental compensation for Mr. Machan for assuming the responsibilities of Interim Chief Financial Officer consisting of (1) $5,000 per month of additional salary; (2) additional annual bonus target of 15%; and (3) an additional equity grant with a grant date value of $250,000, split between performance-based restricted share units (60%) and non-qualified stock options (40%).
Item 5.07    Submission of Matters to a Vote of Security Holders.
The Company held its Annual Meeting of Stockholders on April 25, 2019. For more information on the proposals presented at the meeting, see the 2019 Proxy Statement, the relevant portions of which are incorporated herein by reference.
The stockholders elected each of the three nominees to the Board of Directors for a three-year term by a majority of the votes cast:

Director	For	Against	Withhold	Broker Non-Votes
John P. Byrnes	39,135,409	—	501,163	5,027,399
Maria Sainz	39,030,344	—	606,228	5,027,399
Dr. Julie Shimer	36,471,051	—	3,165,521	5,027,399
The stockholders ratified the appointment of Deloitte & Touche LLP as the Company's Independent Registered Public Accounting Firm to audit the Company's 2019 financial statements:

For	44,474,955
Against	115,218
Abstain	73,798
Broker Non-Votes	—
The stockholders approved the advisory resolution approving executive compensation:

For	25,586,060
Against	12,380,330
Abstain	1,670,182
Broker Non-Votes	5,027,399

The stockholders approved the Avanos Medical, Inc. Employee Stock Purchase Plan:

For	39,381,850
Against	155,797
Abstain	98,925
Broker Non-Votes	5,027,399

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANOS MEDICAL, INC.

Date:	May 1, 2019	By:	/s/ S. Ross Mansbach
S. Ross Mansbach Vice President, Deputy General Counsel and Corporate Secretary